Exhibit 10.2.1

EXCLUSIVE PROMOTION AGREEMENT

This Confidentiality and Non-Disclosure Agreement (the “Agreement”) is entered into and is effective as of August 3, 2018 (the “Effective Date”) by and between Motorsport Gaming US LLC a Florida limited liability company (“MSG”), on the one hand, and Motorsport Network, LLC a Florida limited liability company (“MSN”).

WHEREAS, MSG is in the business of developing and publishing video games in the racing genre, as well as facilitating virtual racing esports activities; and

WHEREAS, MSN is in the business of creating and distributing motorsport related media and entertainment content; and

WHEREAS, the parties desire to work together to provide mutually beneficial benefits to one another.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	PROMOTION BY MSN. To the extent that it uses its and its affiliates’ various media platforms to promote business, organizations, products and services in the racing video game genre and related esports activities, MSN shall exclusively promote the businesses, organizations, products and services of MSG and its subsidiaries during the term of this Agreement (the “Exclusive Promotion”).

2.	CONSIDERATION. In exchange for the Exclusive Promotion set forth in Section 1, MSG agrees to give MSN an exclusive first look on any media-related activity.

3.	TERM. This Agreement shall remain in effect from the Effective date until such date that MSN no longer holds at least a twenty percent (20%) of the current outstanding interest in MSG, at which time this Agreement will terminate automatically.

4.	CONFIDENTIALITY. Neither of the Parties to this Agreement shall disclose to the public or to any third party the existence of this Agreement other than with the express prior written consent of the other party, except as may be required by law. Except as may be required by law or court order, all information exchanged by the parties in the process of working with each other under this Agreement not otherwise already public, will be held in confidence.

5.	GOVERNING LAW AND OTHER PROVISIONS.

a.	No Partnership or Agency. to, establish any partnership or joint venture between the parties, constitute either party the agent of the other party, or authorize either party to make or enter into any commitments for or on behalf of the other party. Each party confirms it is acting on its own behalf and not for the benefit of any other person.
b.	No failure or delay by a party to exercise any right or remedy provided under this agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy.
No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy.
c.	No one other than a party to this agreement, their successors and permitted assignees, shall have any right to enforce any of its terms.
d.	No variation of this agreement shall be effective unless it is in writing and signed by the parties (or their authorized representatives).
e.	This Agreement shall at all times be governed by, construed, interpreted and enforced in accordance with the laws of the state of Florida, without giving effect to the rules or principles relating to the conflict of laws of Florida or of any other jurisdiction.

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IN WITNESS WHEREOF, this Agreement is hereby executed as of the day and year first written above.

MOTORSPORT NETWORK LLC		MOTORSPORT GAMING US LLC

Signature:	/s/ Mike Zoi	Signature:	/s/ Mike Zoi
Name:	Mike Zoi	Name:	Mike Zoi
Title:	Manager	Title:	Manager

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